UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2006

Lazard Group LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-126751	51-0278097
(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

212-632-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 1.02	Termination of a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Lazard Group Revolving Credit Agreement Amendment

As previously disclosed, on May 10, 2005 Lazard Group LLC (“Lazard Group”) entered into a five year $125 million senior revolving credit facility with a group of lenders (the “Credit Facility”). As of March 31, 2006 and December 31, 2005, approximately $25 million and $30 million, respectively, was outstanding under the Credit Facility. On May 17, 2006, Lazard Group entered into an amendment (the “Credit Facility Amendment”) with the group of lenders that, among other things, increased the aggregate commitments under the Credit Facility from $125 million to $150 million. A copy of the Credit Facility Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with entry into the Credit Facility Amendment, the commitment letter, dated April 14, 2005, with a group of lenders providing for a $25 million subordinated credit facility for a subsidiary of Lazard Group, Lazard Freres & Co. LLC, has been terminated.

Termination of the Joint Venture Relationship with Banca Intesa S.p.A.

On May 15, 2006, Lazard Group completed the termination of its joint venture relationship with Banca Intesa S.p.A (“Intesa”), in accordance with the terms of the Termination Agreement, dated as of March 31, 2006, by and among Intesa, Lazard Group and Lazard & Co. S.r.l. (“Lazard Italy”). In connection with the termination of the joint venture relationship, the following adjustments were made to the terms of Intesa’s investment in Lazard Group and its affiliates:

•	The currently outstanding $150 million subordinated convertible promissory note of Lazard Funding LLC, a subsidiary of Lazard Group, held by Intesa, and guaranteed by Lazard Group, was amended and restated, among other things, to provide for its convertibility into shares of Class A common stock, par value $.01 per share, of Lazard Ltd (“Lazard Ltd Stock”) at an effective conversion price of $57 per share. The amended $150 million subordinated convertible note (the “Amended $150 Million Convertible Note”) will mature in September 2016 and has fixed interest rate of 3.25%. One-third in principal amount of the Amended $150 Million Convertible Note will generally be convertible after July 1 of 2008, an additional one-third after July 1 of 2009 and the last one-third after July 1 of 2010, and the Amended $150 Million Convertible Note will no longer be convertible after June 30, 2011. The covenants and events of default in the Amended $150 Million Convertible Note were not materially changed. In connection with the conversion of the Amended $150 Million Convertible Note, Lazard Ltd will enter into a Registration Rights Agreement with Intesa providing for certain customary registration rights with respect to the shares of Lazard Ltd Stock it receives upon conversion of the Amended $150 Million Convertible Note. The guaranty by Lazard Group was also amended and restated to reflect the terms of the Amended $150 Million Convertible Note.

•

Intesa’s 40% equity interest in Lazard Italy and the currently outstanding $50 million subordinated promissory note of Lazard Italy held by Intesa were acquired by Lazard Group in exchange for the issuance to Intesa of a $96 million senior promissory note of Lazard Group due February 28, 2008 (the “$96 Million Note”) and a $50 million subordinated promissory note of

Lazard Group due February 28, 2008 (the “$50 Million Note”), respectively. The $96 Million Note has a fixed interest rate of 4.25%, and the $50 Million Note has a fixed interest rate of 4.6%. The $96 Million Note and $50 Million Note each contain customary events of default for indebtedness of this type.

•	Lazard Group paid Intesa an amount equal to a 3% annualized return on the Intesa JV Interest from April 1, 2006 through the termination closing and the accrued and unpaid interest on the $50 Million Subordinated Promissory Note as of the termination closing.

As permitted by the terms of the $96 Million Note and the $50 Million Note, Intesa transferred each of those notes to Citibank, N.A. (“Citibank”). In connection with the transfer, Lazard Group acknowledged and accepted certain modifications to the terms of the $96 Million Note and the $50 Million Note, which are set forth in the Certificate of Transfer and Assignment with Amendments, dated as of May 15, 2006, by and between Intesa and Citibank providing for the transfer of these notes from Intesa to Citibank (the “Certificate of Transfer”). The modifications to these notes include the addition of a new event of default providing for a cross default to an Event of Default under the Credit Facility. Citibank may not, however, exercise its remedies upon such an event of default under certain circumstances such as where the lenders under the Credit Facility agree to a waiver of such default. The Notes were also amended to provide that if Lazard Group prepays the Credit Facility and terminates its commitments thereunder, other than where such payment is made after an Event of Default and acceleration, and does not replace the Credit Facility with a comparable facility, Citibank has the right to require that Lazard Group repurchase the $96 Million Note and the $50 Million Note at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the date of repurchase, after payment in full of all outstanding amounts, and cancellation of all commitments, under the Credit Facility.

The description of the material terms of the Termination Agreement set forth above is qualified in its entirety to the full text of the Termination Agreement, which was previously filed as Exhibit 10.1 to Lazard Ltd’s Current Report on Form 8-K on April 4, 2006, and description of the material terms of the Amended $150 Million Convertible Note, the related amended guaranty, the $96 Million Note, the $50 Million Note and the Certificate of Transfer (collectively, the “Note Documents”) set forth above is qualified in its entirety to the full text of each of the Note Documents, which are filed as Exhibits 10.3 – 10.7 of this Current Report on Form 8-K. Each of the Termination Agreement and the Note Documents are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

10.1	Second Amendment, dated as of May 17, 2006, to the Senior Revolving Credit Agreement, dated as of May 10, 2005, among Lazard Group LLC, the Banks from time to time parties thereto, Citibank, N.A., The Bank of New York, New York Branch, JP Morgan Chase Bank, N.A. and JP Morgan Chase Bank, N.A., as Administrative Agent.

10.2	Termination Agreement dated as of March 31, 2006, by and among Banca Intesa S.p.A., Lazard Group LLC, and Lazard & Co. S.r.l. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8–K (File No. 333-126751) filed on April 4, 2006).

10.3	Amended and Restated $150 Million Subordinated Convertible Promissory Note due 2018, issued by Lazard Funding LLC to Banca Intesa S.p.A.

10.4	Amended and Restated Guaranty of Lazard Group LLC to Banca Intesa S.p.A., dated as of May 15, 2006.

10.5	$96 Million Senior Promissory Note due 2008, issued by Lazard Group LLC to Banca Intesa S.p.A.

10.6	$50 Million Subordinated Promissory Note due 2008, issued by Lazard Group LLC to Banca Intesa S.p.A.

10.7	Certificate of Transfer and Assignment with Amendments, dated as of May 15, 2006, by and between Banca Intesa S.p.A. and Citibank, N.A., acknowledged and accepted for certain purposes by Lazard Group LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 17, 2006

LAZARD GROUP LLC

By:	/s/ Scott D. Hoffman
	Name:	Scott D. Hoffman
	Title:	Managing Director and General Counsel

EXHIBIT INDEX

10.1	Second Amendment, dated as of May 17, 2006, to the Senior Revolving Credit Agreement, dated as of May 10, 2005, among Lazard Group LLC, the Banks from time to time parties thereto, Citibank, N.A., The Bank of New York, New York Branch, JP Morgan Chase Bank, N.A. and JP Morgan Chase Bank, N.A., as Administrative Agent.

10.2	Termination Agreement dated as of March 31, 2006, by and among Banca Intesa S.p.A., Lazard Group LLC, and Lazard & Co. S.r.l. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8–K (File No. 333-126751 filed on April 4, 2006).

10.3	Amended and Restated $150 Million Subordinated Convertible Promissory Note due 2018, issued by Lazard Funding LLC to Banca Intesa S.p.A.

10.4	Amended and Restated Guaranty of Lazard Group LLC to Banca Intesa S.p.A., dated as of May 15, 2006.

10.5	$96 Million Senior Promissory Note due 2008, issued by Lazard Group LLC to Banca Intesa S.p.A.

10.6	$50 Million Subordinated Promissory Note due 2008, issued by Lazard Group LLC to Banca Intesa S.p.A.

10.7	Certificate of Transfer and Assignment with Amendments, dated as of May 15, 2006, by and between Banca Intesa S.p.A. and Citibank, N.A., acknowledged and accepted for certain purposes by Lazard Group LLC.